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                                                                   EXHIBIT 99.18


                                BENCHMARK FUNDS
                                (THE "COMPANY")

                 PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
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                                I. INTRODUCTION
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          On February 23, 1995, the Securities and Exchange Commission (the
"Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under
Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on May 26, 1993. On July 11, 1995 the Board of Trustees of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3. This Plan became effective upon its original filing with the Securities and Exchange Commission.


                           II. ATTRIBUTES OF CLASSES
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A.   Generally
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          The Company will initially offer four classes of units-- Class A,
Class B, Class C and Class D units -- in the U.S. Government Securities, Short-Intermediate Bond, U.S. Treasury Index, Bond, International Bond and Intermediate Bond Portfolios (each a "Portfolio," collectively, the "Fixed Income Portfolios") and in the Balanced, Equity Index, Diversified Growth, Focused Growth, Small Company Index, International Growth and International Equity Index Portfolios (each a "Portfolio," collectively, the "Equity Portfolios").

          In general, shares of each class will be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain transfer agency and shareholder services. More particularly, Class A, Class B, Class C and Class D units of each Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the unitholder servicing plan (the "Non-
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12b-1 Plan") adopted for that class, (ii) transfer agency fees and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that a class will vote separately on any matter submitted to shareholders that pertains to (i) the Non-12b-1 Plan adopted for that class or (ii) class expenses borne by that class; (c) the different exchange privileges of each class of units; (d) the designation of each class of units of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of units.


B.   Distribution Arrangements/Shareholder Services/Expenses.
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     Sales Charges
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          CLASS A UNITS

          Class A units of each Portfolio will be available for purchase by The Northern Trust Company, its affiliates and other institutions and organizations (collectively, the "Institutions") acting on behalf of their customers, clients, employees and others (the "Customers") and for their own account. Class A units of each Portfolio will be available for purchase, as described from time to time in the Company's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class A units of each Portfolio initially will be designed to be purchased by institutional investors or others who can obtain information about their unitholder accounts and who do not require the transfer agent or servicing agent services that are provided to Class B, C and D unitholders.

          Class A units of each Portfolio will not be subject to a sales charge; but Class A units of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount initially not exceeding .75% and 1.00%, respectively, of the net asset value of the Class A units purchased. Class A units will not be subject to a fee payable pursuant to the Non-12b-1 plan.

          CLASS B, C AND D UNITS

          Class B, C and D units of each Portfolio will be available for purchase by Institutions acting on behalf of Customers and for their own account. Class B, C and D units will be available for purchase, as described from time to time in the Company's Prospectuses and Statement of Additional Information,

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by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class B units of each Portfolio initially will be designed to be purchased by organizations maintaining record ownership on behalf of beneficial owners where certain services of the Company's transfer agent and a servicing agent are required that are incident to the separation of record and beneficial ownership. Class C units of each Portfolio will initially be designed to be purchased by institutional investors which require certain account-related services of the Company's transfer agent and a servicing agent that are incident to the investor being the beneficial owner of units. Class D units of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that account-related services and information be provided to the investor and organization by the Company's transfer agent and a servicing agent.

          Class B, C and D units of each Portfolio will not be subject to a sales charge; but each class of units of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount initially not exceeding .75% and 1.00%, respectively, of the net asset value of the units purchased. In addition, Class B, C and D units will be subject to a fee payable pursuant to the Non-12b-1 Plan which will not exceed the annual rate of .10%, .15% and .25% of the average daily net asset value of the outstanding units of the respective classes which are held by or serviced by certain servicing agents for beneficial owners of units.

          Services provided or arranged to be provided under the Non-12b-1 Plan adopted for a class of units may include: (i) establishing and maintaining separate account records of Customers or other investors; (ii) providing Customers or other investors with a service that invests their assets in units of certain classes pursuant to specific or pre-authorized instructions, and assistance with new account applications; (iii) aggregating and processing purchase and redemption requests for units of certain classes from Customers or other investors, and placing purchase and redemption orders with the Company's transfer agent; (iv) issuing confirmations to Customers or other investors in accordance with applicable law; (v) arranging for the timely transmission of funds representing the net purchase price or redemption proceeds; (vi) processing dividend payments on behalf of Customers or other investors; (vii) providing information periodically to Customers or other investors showing their positions in units; (viii) responding to Customer or other investor inquiries (including requests for prospectuses), and complaints relating to the services performed by the Institutions; (ix) acting as liaison with respect to all inquiries and complaints from Customers and other investors

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relating to errors committed by the Company or its agents, and other matters pertaining to the Company; (x) providing or arranging for another person to provide subaccounting with respect to units of certain classes beneficially owned by Customers or other investors; (xi) if required by law, forwarding unitholder communications from the Company (such as proxy statements and proxies, unitholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers and other investors; (xii) providing such office space, facilities and personnel as may be required to perform its services under the Non-12b-1 Plan; (xiii) maintaining appropriate management reporting and statistical information; (xiv) paying expenses related to the preparation of educational and other explanatory materials in connection with the development of investor services; (xv) developing and monitoring investment programs; and (xvi) providing such other similar services as the Company may reasonably request to the extent the Institutions are permitted to do so under applicable statutes, rules and regulations.

C.   Exchange Privileges
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          Institutions and, to the extent permitted by their account agreements,
Customers generally will be permitted to exchange Class A, B, C and D units of a Portfolio for Class A, B, C or D units, respectively, of another Portfolio of the Company as to which the Institution or Customer maintains an existing account with an identical title.


D.   Methodology for Allocating Expenses Among Classes
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          Expenses of a Portfolio are classified as being either joint or class-
specific.

          Joint expenses of a Portfolio are allocated daily to each class of units of such Portfolio in accordance with Rule 18f-3(c). Class-specific expenses of a Portfolio are allocated to the specific class of units of such Portfolio.


Adopted:  July 11, 1995
Revised:  April 22, 1997

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